Exhibit 99.1

Murphy USA Inc. Reports Second Quarter 2023 Results

El Dorado, Arkansas, August 2, 2023 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and six months ended June 30, 2023.
Key Highlights:
•Net income was $132.8 million, or $6.02 per diluted share, in Q2 2023 compared to net income of $183.3 million, or $7.53 per diluted share, in Q2 2022

•Total fuel contribution (retail fuel margin plus product supply and wholesale ("PS&W") results including RINs) for Q2 2023 was 29.5 cpg, compared to 34.9 cpg in Q2 2022

•Total retail gallons increased 2.3% in Q2 2023 compared to Q2 2022, while volumes on a same store sales ("SSS") basis declined 1.8% (down 0.6% on an APSM basis)

•Merchandise contribution dollars for Q2 2023 increased 5.1% to $206.8 million on average unit margins of 19.7%, compared to the prior-year quarter contribution dollars of $196.7 million on unit margins of 19.8%

•During Q2 2023, the Company repurchased approximately 334.1 thousand common shares for $95.1 million at an average price of $284.65 per share

“Murphy USA results show continued momentum in the second quarter, maintaining fuel market share while delivering incremental in-store growth against exceptional 2022 performance," said President and CEO Andrew Clyde. "Our strong year-to-date performance in an environment with markedly less volatility reaffirms our belief that the structural change in fuel margins is not only sustainable, but also closer to the high-end of our expectations. We remain confident in our ability to track favorably against our full-year guidance and are well-positioned to capitalize on the opportunities ahead.”

Consolidated Results

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2023	2022	2023	2022
Net income (loss) ($ Millions)	$132.8	$183.3	$239.1	$335.7
Earnings per share (diluted)	$6.02	$7.53	$10.82	$13.59
Adjusted EBITDA ($ Millions)	$257.1	$316.6	$477.3	$593.6

Net income and Adjusted EBITDA for Q2 2023 were lower versus the prior-year period, due primarily to lower total fuel contribution and increases in store operating expenses and general and administrative expenses, which were partially offset by higher overall merchandise contribution margins and lower payment fees.

Fuel

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2023	2022	2023	2022
Total retail fuel contribution ($ Millions)	$334.7	$320.8	$599.4	$574.3
Total PS&W contribution ($ Millions)	(53.0)	22.8	(103.1)	62.3
RINs (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	84.1	79.3	199.4	156.0
Total fuel contribution ($ Millions)	$365.8	$422.9	$695.7	$792.6
Retail fuel volume - chain (Million gal)	1,238.8	1,211.3	2,380.5	2,299.6
Retail fuel volume - per store (K gal APSM)[1]	249.3	250.7	239.8	237.8
Retail fuel volume - per store (K gal SSS)[2]	245.2	247.9	236.2	235.3
Total fuel contribution (including retail, PS&W, and RINs) (cpg)	29.5	34.9	29.2	34.5
Retail fuel margin (cpg)	27.0	26.5	25.2	25.0
PS&W including RINs contribution (cpg)	2.5	8.4	4.0	9.5

[1]Average Per Store Month ("APSM") metric includes all stores open through the date of calculation
[2]2022 amounts not revised for 2023 raze-and-rebuild activity

Total fuel contribution dollars of $365.8 million decreased $57.1 million, or 13.5%, in Q2 2023 compared to Q2 2022 due to a lower total fuel contribution margin partially offset by higher retail volumes sold during the period. Retail fuel contribution dollars increased $13.9 million, or 4.3%, to $334.7 million compared to Q2 2022 due to higher volumes and retail fuel margins. The increase was driven by 27.0 cpg retail fuel margins, a 1.9% increase compared to Q2 2022, coupled with 2.3% higher retail fuel volumes sold. PS&W margins (including RINs) decreased $71.0 million when compared to Q2 2022, reflecting the continued negative impact of timing and inventory pricing adjustments.

Merchandise

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2023	2022	2023	2022
Total merchandise contribution ($ Millions)	$206.8	$196.7	$393.9	$372.4
Total merchandise sales ($ Millions)	$1,049.0	$994.6	$2,015.2	$1,886.6
Total merchandise sales ($K SSS)[1,2]	$204.7	$198.6	$197.0	$186.2
Merchandise unit margin (%)	19.7%	19.8%	19.6%	19.7%
Tobacco contribution ($K SSS)[1,2]	$18.2	$17.8	$17.8	$17.3
Non-tobacco contribution ($K SSS)[1,2]	$22.5	$21.6	$21.1	$18.9
Total merchandise contribution ($K SSS)[1,2]	$40.7	$39.4	$38.9	$36.2

[1]2022 amounts not revised for 2023 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Total merchandise contribution increased $10.1 million, or 5.1%, to $206.8 million in Q2 2023 compared to the prior-year quarter due primarily to higher unit sales volumes. Total tobacco contribution dollars in Q2 2023 increased 3.0% and non-tobacco contribution dollars increased 7.6% compared to Q2 2022.

Other Areas

	Three Months Ended June 30,		Six Months Ended June 30,
Key Operating Metrics	2023	2022	2023	2022
Total store and other operating expenses ($ Millions)	$256.7	$252.2	$495.0	$474.9
Store OPEX excluding payment fees and rent ($K APSM)	$33.5	$32.2	$32.3	$30.9
Total SG&A cost ($ Millions)	$59.4	$52.2	$118.4	$98.4

Total store and other operating expenses were $4.5 million higher in Q2 2023 versus Q2 2022, mainly due to employee related expenses, store maintenance costs, and inventory shrink costs partially offset by a reduction in payment fees. Store OPEX excluding payment fees and rent on an APSM basis were 3.9% higher versus Q2 2022, primarily attributable to increased employee related expenses, maintenance, and inventory shrink costs. Total SG&A costs for Q2 2023 were $7.2 million higher than Q2 2022 primarily due to higher professional fees from business improvement initiatives and employee related expenses, partially offset by lower employee incentive expenses.

Store Openings

The tables below reflect changes in our store portfolio in Q2 2023:

Net Change in Q2 2023	Murphy USA / Express	QuickChek	Total
New-to-industry ("NTI")	4	3	7
Closed	—	(2)	(2)
Net change	4	1	5

Raze-and-rebuilds reopened in Q2*	4	—	4

Under Construction at End of Q2
NTI	7	3	10
Raze-and-rebuilds*	14	—	14
Total under construction at end of Q2	21	3	24

Net Change YTD in 2023
NTI	11	4	15
Closed	—	(2)	(2)
Net change	11	2	13

Raze-and-rebuilds reopened YTD*	6	—	6

Store count at June 30, 2023*	1,566	159	1,725

*Store counts include raze-and-rebuild stores

Financial Resources

	As of June 30,
Key Financial Metrics	2023	2022
Cash and cash equivalents ($ Millions)	$92.9	$240.4
Marketable securities, current ($ Millions)	$13.0	$—
Marketable securities, non-current ($ Millions)	$7.4	$—
Long-term debt, including capital lease obligations ($ Millions)	$1,787.3	$1,795.5

Cash balances as of June 30, 2023 totaled $92.9 million, and the Company also had total marketable securities of $20.4 million. Long-term debt consisted of approximately $298.1 million in carrying value of 5.625% senior notes due in 2027, $495.3 million in carrying value of 4.75% senior notes due in 2029, $494.2 million in carrying value of 3.75% senior notes due in 2031, and $381.4 million of term debt. In addition, the Company has approximately $118.3 million in long-term capital leases. The revolving cash flow facility was undrawn as of June 30, 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
Key Financial Metric	2023	2022	2023	2022
Average shares outstanding (diluted) (in thousands)	22,051	24,341	22,092	24,708

At June 30, 2023, the Company had common shares outstanding of 21,453,014. Common shares repurchased during the quarter were approximately 334.1 thousand shares for $95.1 million, which were purchased under the 2021 share repurchase plan. Common shares purchased during the six months ended June 30, 2023, were approximately 383.0 thousand shares for a total of $108.8 million. As of June 30, 2023, approximately $105.7 million remained available under the $1 billion 2021 plan. On May 2, 2023, the Company announced a new share repurchase program of up to $1.5 billion to be executed by December 31, 2028, once the current program is completed.

The effective income tax rate for Q2 2023 was 24.4% compared to 24.0% in Q2 2022.

The Company paid a quarterly cash dividend on June 1, 2023 of $0.38 per share, or $1.52 per share on an annualized basis, a 2.7% increase from the previous quarter for a total cash payment of $8.2 million. The total amount paid in dividends year-to-date is $16.3 million, or $0.75 per share.

* * * * *

Earnings Call Information
The Company will host a conference call on August 3, 2023 at 10:00 a.m. Central Time to discuss second quarter 2023 results. The conference call number is 1 (888) 330-2384 and the conference number is 6680883. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day on the investor section of the Murphy USA website (http://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the conference, the webcast will be available for replay. Shortly thereafter, a transcript will be available.

Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements
Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainties, including, but not limited to our M&A activity, anticipated store openings, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: The Company's ability to successfully expand our food and beverage offerings; our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, disruptions in our supply chain and our ability to control costs; geopolitical events, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic, the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future tobacco or e-cigarette legislation and any other efforts that make purchasing tobacco products more costly or difficult could hurt our revenues and impact gross margins; changes to the Company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except share and per share amounts)	2023	2022	2023	2022
Operating Revenues
Petroleum product sales[1]	$4,450.6	$5,690.3	$8,444.8	$9,838.7
Merchandise sales	1,049.0	994.6	2,015.2	1,886.6
Other operating revenues	85.8	81.8	202.6	159.8
Total operating revenues	5,585.4	6,766.7	10,662.6	11,885.1

Operating Expenses
Petroleum product cost of goods sold[1]	4,170.0	5,347.8	7,950.6	9,204.0
Merchandise cost of goods sold	842.2	797.9	1,621.3	1,514.2
Store and other operating expenses	256.7	252.2	495.0	474.9
Depreciation and amortization	57.8	54.7	114.2	110.1
Selling, general and administrative	59.4	52.2	118.4	98.4
Accretion of asset retirement obligations	0.7	0.7	1.5	1.4
Acquisition and integration related costs	—	0.8	—	1.0
Total operating expenses	5,386.8	6,506.3	10,301.0	11,404.0

Gain (loss) on sale of assets	0.1	1.9	(0.1)	1.9
Income (loss) from operations	198.7	262.3	361.5	483.0

Other income (expense)
Investment income	1.8	0.4	2.6	0.4
Interest expense	(25.0)	(20.2)	(49.9)	(39.8)
Other nonoperating income (expense)	0.2	(1.2)	0.5	(1.9)
Total other income (expense)	(23.0)	(21.0)	(46.8)	(41.3)
Income before income taxes	175.7	241.3	314.7	441.7
Income tax expense (benefit)	42.9	58.0	75.6	106.0
Net Income	$132.8	$183.3	$239.1	$335.7

Basic and Diluted Earnings Per Common Share
Basic	$6.12	$7.65	$11.01	$13.81
Diluted	$6.02	$7.53	$10.82	$13.59
Weighted-average Common shares outstanding (in thousands):
Basic	21,686	23,952	21,712	24,302
Diluted	22,051	24,341	22,092	24,708
Supplemental information:
[1]Includes excise taxes of:	$594.2	$554.7	$1,139.0	$1,068.7

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2023	2022	2023	2022

Operating Revenues
Petroleum product sales	$4,450.6	$5,690.3	$8,444.8	$9,838.7
Merchandise sales	1,049.0	994.6	2,015.2	1,886.6
Other operating revenues	85.8	81.8	202.5	159.7
Total operating revenues	5,585.4	6,766.7	10,662.5	11,885.0

Operating expenses
Petroleum products cost of goods sold	4,170.0	5,347.8	7,950.6	9,204.0
Merchandise cost of goods sold	842.2	797.9	1,621.3	1,514.2
Store and other operating expenses	256.8	252.2	495.0	474.9
Depreciation and amortization	53.2	50.8	105.6	102.5
Selling, general and administrative	59.4	52.2	118.4	98.4
Accretion of asset retirement obligations	0.7	0.7	1.5	1.4
Total operating expenses	5,382.3	6,501.6	10,292.4	11,395.4

Gain (loss) on sale of assets	0.1	(0.7)	(0.1)	(0.7)
Income (loss) from operations	203.2	264.4	370.0	488.9

Other income (expense)
Interest expense	(2.2)	(2.3)	(4.5)	(4.5)
Total other income (expense)	(2.2)	(2.3)	(4.5)	(4.5)

Income (loss) before income taxes	201.0	262.1	365.5	484.4
Income tax expense (benefit)	49.3	63.0	87.9	116.2
Net income (loss) from operations	$151.7	$199.1	$277.6	$368.2

Total tobacco sales revenue same store sales[1,2]	$128.5	$125.0	$124.0	$119.5
Total non-tobacco sales revenue same store sales[1,2]	76.2	73.6	73.0	66.7
Total merchandise sales revenue same store sales[1,2]	$204.7	$198.6	$197.0	$186.2
[1]2022 amounts not revised for 2023 raze-and-rebuild activity
[2]Includes store-level discounts for Murphy Drive Reward ("MDR") redemptions and excludes change in value of unredeemed MDR points

Store count at end of period	1,725	1,695	1,725	1,695
Total store months during the period	5,149	5,021	10,290	10,052

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Six months ended
	June 30, 2023		June 30, 2023
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Fuel gallons per month	(1.8)%	(0.6)%	(0.3%)	0.8%

Merchandise sales	2.7%	2.9%	4.3%	4.3%
Tobacco sales	3.0%	2.2%	4.1%	3.4%
Non tobacco sales	2.2%	4.1%	4.6%	6.2%

Merchandise margin	2.8%	2.6%	3.8%	3.3%
Tobacco margin	2.6%	0.4%	3.4%	1.5%
Non tobacco margin	2.9%	5.0%	4.2%	5.8%
[1]Includes store-level discounts for MDR redemptions and excludes change in value of unredeemed MDR points
[2]Includes all MDR activity

Notes

Average Per Store Month (APSM) metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales (SSS) metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2022 for the stores being compared in the 2023 versus 2022 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

QuickChek uses a weekly retail calendar where each quarter has 13 weeks. For Q2 2023, the QuickChek results cover the period April 1, 2023 to June 30, 2023 and the 2023 year-to-date period December 31, 2022 to June 30, 2023. For Q2 2022, the QuickChek results cover the period April 2, 2022 to July 1, 2022 and the 2022 year-to-date period January 1, 2022 to July 1, 2022. The difference in the timing of the period ends is immaterial to the overall consolidated results.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$92.9	$60.5
Marketable securities, current	13.0	17.9
Accounts receivable—trade, less allowance for doubtful accounts of $0.8 and $0.3 at 2023 and 2022, respectively	270.7	281.7
Inventories, at lower of cost or market	349.9	319.1
Prepaid expenses and other current assets	36.7	47.6
Total current assets	763.2	726.8
Marketable securities, non-current	7.4	4.4
Property, plant and equipment, at cost less accumulated depreciation and amortization of $1,656.3 and $1,553.1 at 2023 and 2022, respectively	2,500.7	2,459.3
Operating lease right of use assets, net	448.2	449.6
Intangible assets, net of amortization	140.2	140.4
Goodwill	328.0	328.0
Other assets	17.1	14.7
Total assets	$4,204.8	$4,123.2

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$14.9	$15.0
Trade accounts payable and accrued liabilities	800.4	839.2
Total current liabilities	815.3	854.2

Long-term debt, including capitalized lease obligations	1,787.3	1,791.9
Deferred income taxes	337.0	327.4
Asset retirement obligations	43.6	43.3
Non-current operating lease liabilities	445.3	444.2
Deferred credits and other liabilities	25.5	21.5
Total liabilities	3,454.0	3,482.5
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2023 and 2022, respectively)	0.5	0.5
Treasury stock (25,314,150 and 25,017,324 shares held at
2023 and 2022, respectively)	(2,733.1)	(2,633.3)
Additional paid in capital (APIC)	505.8	518.9
Retained earnings	2,977.7	2,755.1
Accumulated other comprehensive income (loss) (AOCI)	(0.1)	(0.5)
Total stockholders' equity	750.8	640.7
Total liabilities and stockholders' equity	$4,204.8	$4,123.2

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2023	2022	2023	2022
Operating Activities
Net income	$132.8	$183.3	$239.1	$335.7
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	57.8	54.7	114.2	110.1
Deferred and noncurrent income tax charges (benefits)	2.8	5.6	9.4	13.1
Accretion of asset retirement obligations	0.7	0.7	1.5	1.4
(Gains) losses from sale of assets	(0.1)	(1.9)	0.1	(1.9)
Net (increase) decrease in noncash operating working capital	(31.2)	(71.1)	(61.6)	47.8
Other operating activities - net	8.4	6.0	18.2	10.3
Net cash provided (required) by operating activities	171.2	177.3	320.9	516.5
Investing Activities
Property additions	(72.5)	(80.9)	(145.2)	(144.9)
Proceeds from sale of assets	1.8	8.1	1.8	8.1
Investment in marketable securities	(8.4)	—	(8.4)	—
Redemptions of marketable securities	6.0	—	10.5	—
Other investing activities - net	(0.2)	(0.2)	(1.0)	(0.6)
Net cash provided (required) by investing activities	(73.3)	(73.0)	(142.3)	(137.4)
Financing Activities
Purchase of treasury stock	(94.2)	(203.6)	(107.9)	(355.4)
Dividends paid	(8.2)	(7.4)	(16.3)	(14.6)
Borrowings of debt	—	—	8.0	—
Repayments of debt	(3.9)	(3.8)	(15.7)	(7.6)
Amounts related to share-based compensation	(0.8)	(5.3)	(14.3)	(17.5)
Net cash provided (required) by financing activities	(107.1)	(220.1)	(146.2)	(395.1)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(9.2)	(115.8)	32.4	(16.0)
Cash, cash equivalents, and restricted cash at beginning of period	102.1	356.2	60.5	256.4
Cash, cash equivalents, and restricted cash at end of period	$92.9	$240.4	$92.9	$240.4

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following table sets forth the Company’s EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2023. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).
We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.
The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2023	2022	2023	2022

Net income	$132.8	$183.3	$239.1	$335.7

Income tax expense (benefit)	42.9	58.0	75.6	106.0
Interest expense, net of investment income	23.2	19.8	47.3	39.4
Depreciation and amortization	57.8	54.7	114.2	110.1
EBITDA	$256.7	$315.8	$476.2	$591.2

Accretion of asset retirement obligations	0.7	0.7	1.5	1.4
(Gain) loss on sale of assets	(0.1)	(1.9)	0.1	(1.9)
Acquisition and integration related costs	—	0.8	—	1.0
Other nonoperating (income) expense	(0.2)	1.2	(0.5)	1.9
Adjusted EBITDA	$257.1	$316.6	$477.3	$593.6